Subsidiaries of the Holding Company
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The Waldoboro Bank, F.S.B.
1768 Atlantic Highway
P.O. Box 589
Waldoboro, ME 04572

First Waldoboro Corporation
1768 Atlantic Highway
P.O. Box 589
Waldoboro, ME 04572